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                                                                    EXHIBIT 10.2



                                   APPENDIX A

                     OPTION AGREEMENT FOR EUROPEAN ECOMONIC
                                    COMMUNITY

BETWEEN:

       MEGACHAIN.COM, LTD., a public company listed on the NASDAQ Bulletin Board

                                OF THE FIRST PART

                  (hereinafter referred to as the "Optionor")
AND:


       GREENCHIP INVESTMENTS PLC, a public company listed on the London UK OFEX exchange

                               OF THE SECOND PART

                   (hereinafter referred to as the "Optionee")

WHEREAS:

1. Optionor is the owner and holder of certain technology and proprietary intellectual property, including, without limitation, copyrights, patents, trademarks, trade secrets, business plans and know how relating to products and services which combine as a software system. This system gives exposure to internet websites and their products and services through an automated multi-tiered system of tracking and marketing whereby agents receive commissions based on responses created by forwarding vendor email advertisements to friends, acquaintances and business associates. ("Confidential Information").

2. The Management of Optionee has international experience in financing, managing, operating and controlling both private and public companies.

3. The Optionors are desirous of granting and the Optionee is desirous of receiving the option as set out herein.


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NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of $10.00 (the receipt and sufficiency whereof is hereby confirmed by the parties), the premises and the mutual covenants and agreements set forth herein, the parties hereto covenant and agree as follows:


1.     OPTION

1.1 The Optionor hereby agrees to grant to Optionee the sole and exclusive option (the "European Option") whereby the Optionee will be granted by Optionor the exclusive licence ("European Licence") for the countries of the European Economic Community excluding the United Kingdom ("EEC"), to use and distribute all products and technology developed by the Optionor, subject to the following clause 1.2

1.2 Such European Option hereby granted is effective upon the signing of the Exclusive Licence to which this Option is an Appendix ("Licence Agreement").

1.3 The terms and conditions of the European Licence Agreement are those hereby agreed to between the Optionor and Optionee below.


2.     EXERCISE OF OPTION

       The European Option shall be open for exercise by the Optionee at any time after the assignment of the Licence Agreement to the Assignee as set out in the Licence Agreement and up to twelve months after the date of the Licence Agreement, or such later date as shall be mutually agreed upon by both parties ("European Option Period").


3.     TERMS OF EUROPEAN LICENCE AGREEMENT

       The terms and conditions of the European Licence Agreement shall be identical to those of the Licence Agreement, EXCEPT AS FOLLOWS:

       (i) In paragraph 1.1 "Territory" shall mean the countries of the European Economic Community excluding the United Kingdom ("EEC");

       (ii)   Paragraph 4.1 shall be deleted.

       (iii)  Paragraph 4.2 shall be deleted.

       (iv) Paragraph 4.4 shall become paragraph 4.2 and shall read "A One Hundred Thousand ($100,000) dollars prepayment of Royalty will be paid within 30 days of this Licence taking effect.

       (v)    Paragraph 5.1 (a) shall be deleted.

       (vi) Paragraph 5.1 (c) shall read: "in the event that the Prepayment of Royalty of One Hundred Thousand ($100,000) dollars referred to in Paragraph 4.2 herein is not paid in full within thirty (30) days of the date of this Agreement becoming effective".


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              (vii)  Paragraph 5.1 (d) shall be read: "in the event that amount of gross revenues earned by the Assignee from the operation of the System in the EEC do not reach Two (2) million dollars within 24 months after the European website and System is operational in the United Kingdom and Europe;

              (viii) Paragraph 5.1 (e) shall be read: "in the event that amount of gross revenues earned by the Assignee from the operation of the System do not reach Two (2) million dollars during each Period commencing 24 months after System is operational in the United Kingdom and Europe".

              (ix) Paragraph 5.3 shall be read: "In the event of item 5.1 (d) above occurring, the Licencee shall have, at its option, the right to avoid termination of the Licence by the payment to the Company of an additional sum, so that the total amounts paid by the Licencee within 24 months after System is operational in the United Kingdom and Europe shall equal Fifty Thousand (50,000) dollars.

              (x) Paragraph 5.4 shall read: "In the event of item 5.1 (e) above occurring, the Licencee shall have, at its option, the right to avoid termination of the Licence by the payment to the Company of an additional sum, so that the total amount paid by the Licencee for each Period commencing 24 months after System is operational in the United Kingdom and Europe shall equal Fifty Thousand (50,000) dollars


4.     CONFIDENTIALITY


       The Optionor has furnished and will continue to furnish the Optionee with Confidential Information and it is understood and agreed that the disclosure of such information may be detrimental to the interests of the Optionor. Optionee will keep any and all Confidential Information completely confidential and will not disclose same to any person or body corporate or unincorporated without the Optionor's prior written permission. The obligation shall survive the termination of this Agreement and Optionee shall within Fourteen (14) days of the written notice of the Company return all copies of any written Confidential Information in Optionee's possession. The covenants contained in this paragraph 3 will not apply to Confidential Information which is in the public domain prior to the time it is disclosed by Optionee or which is previously known to the third party to which it is being divulged.


5.     BINDING EFFECT

       This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and assigns.


6.     ENTIRE AGREEMENT

       This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and shall supersede all previous expectations, understandings,


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communications, representations and agreements whether verbal or written between the parties with respect to the subject matter hereof.


7.     ASSIGNMENT

       The Optionee may assign or transfer any of its respective rights to any third party controlled by the Optionee without the consent of the Optionor. However, the Optionee may only assign or transfer any of its respective rights to any other third party with the consent of the Optionor, which consent shall not be unreasonably withheld.


8.     AMENDMENT

       No amendment to this Agreement shall be valid unless it is evidenced by a written agreement executed by all of the parties hereto.


9.     CHOICE OF LAW

       This Agreement shall be governed by and be interpreted in accordance with the laws of the United Kingdom.


       IN WITNESS WHEREOF the parties hereto have executed this Agreement on the day and year first above written.


GREENCHIP INVESTMENTS PLC.                      MEGACHAIN.COM, LTD.


/s/ IAN BURNE                                   /s/ TOM LAVIN

Ian Burne: Authorized Signatory                 Tom Lavin: Authorized Signatory